Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of the Hain Food Group of our report dated March 25, 1997 appearing on page F-1 of the Westbrae Natural, Inc. (formerly Vestro Natural Foods, Inc.). Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
July 20, 1998